UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2014

NOVATEL WIRELESS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	COMMISSION FILE:	86-0824673
(State or other jurisdiction of incorporation or organization)	000-31659	(I.R.S. Employer Identification No.)

9645 Scranton Road

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 812-3400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

ITEM 3.02. Unregistered Sales of Equity Securities

SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement

As previously disclosed, on September 15, 2008 and September 18, 2008, two putative securities class action lawsuits were filed in the United States District Court for the Southern District of California (the “Court”) on behalf of alleged stockholders of Novatel Wireless, Inc. (the “Company”). On December 11, 2008, these lawsuits were consolidated into a single action and, in May 2010, the consolidated lawsuits were captioned In re Novatel Wireless Securities Litigation (the “Litigation”). The Litigation is being pursued on behalf of persons who purchased the Company’s common stock between February 27, 2007 and September 15, 2008. The consolidated complaint named the Company and five of its current and former officers as defendants. On December 6, 2013, to avoid the costs, disruption and distraction of further litigation, legal counsel for the defendants entered into a binding Memorandum of Understanding with legal counsel for the lead plaintiffs, reflecting a proposed agreement to settle the Litigation.

On June 20, 2014, the Court approved a settlement agreement with respect to the Litigation. The settlement agreement does not admit any liability and the Company and the individual defendants continue to deny any and all liability. Under the terms of the settlement agreement, the Company will pay $6 million in cash, issue shares of the Company’s common stock with a value of $5 million and issue a $5 million secured promissory note to resolve all claims asserted in the Litigation on behalf of class members. A portion of the $6 million in cash will be funded by insurers for the Company. The $5 million in shares of the Company’s common stock will be unrestricted and freely tradable shares and exempt from registration at the time of issuance and distribution to class members, which will occur within 10 business days after the entry of a final order of approval by the Court, which occurred on June 23, 2014. The $5 million secured note, with a 5% interest rate, will have a 30 month maturity and be secured by the Company’s accounts receivables.

The Company and the individual defendants filed a motion on July 1, 2014, requesting that the Court amend its judgment so that judgment is entered on the date of the final approval hearing, June 20, 2014. If the Court grants the motion, the Company believes it will be relieved from an additional cash payment of approximately $725,000 that will result if the judgment remains entered as of June 23, 2014. The additional cash payment will be required by a provision in the Stipulation of Settlement that is triggered if the price of the Company’s stock trades below a certain threshold price as of the date of the Court’s entry of judgment.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

The Company’s common stock to be issued in the settlement pursuant to the entry of a final order of approval by the Court will be issued in a transaction exempt from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), under Section 3(a)(10) of the Securities Act as a transaction by an issuer approved by a court of the United States.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Novatel Wireless, Inc.

Date: July 2, 2014	By:	/s/ Catherine F. Ratcliffe
Catherine F. Ratcliffe
Senior Vice President of Business Affairs, General Counsel and Corporate Secretary